SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 5(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 14, 2010

RESOURCE HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53334	26-2809162
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

11753 Willard Avenue
Tustin, CA  92782
(Address of Principal Executive Offices)

(714) 832-3249
(Issuer Telephone number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Resource Holdings, Inc. (formerly SMSA El Paso II Acquisition Corp., the “Company”) has engaged Child, Van Wagoner & Bradshaw, PLLC (“CVW&B”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 to replace the firm of S.W. Hatfield, CPA (“Hatfield”).  The engagement of CVW&B was approved by the board of directors of the Company on July 14, 2010 and is effective as of such date.  The Company previously disclosed the resignation of Hatfield on its Current Report on Form 8-K, filed with the Securities and Exchange Commission ( the “SEC”) on  June 21, 2010, the terms of which are incorporated by reference herein.

On July 15, 2010, the Company received a letter from the SEC informing it that~~,~~ Hatfield, the Company’s former accounting firm, notified the SEC that Hatfield had withdrawn its audit opinion dated April 7, 2010 regarding the financial statements of the Company for the fiscal year ended December 31, 2009.  The reason provided for the withdrawal of the opinion was that the Company understated certain legal expenses and accrued liabilities for the fiscal year 2009 and therefore Hatfield claimed that it could no longer rely on the representations of  the Company’s management and was unwilling to be associated with the financial statements prepared by management. Management of the Company has had oral discussions with Hatfield regarding this matter and upon subsequent internal review, management has determined that $106,694 of legal expenses had not been accrued in 2009 as required and should have been allocated to the fourth quarter of 2009 rather than  to the first quarter of 2010.  In addition, based upon Hatfield’s prior recommendation, the Company will also revise the characterization of its current operations in the financial statements in its Form 10-Q for the fiscal quarter  ended March 31, 2010 to clarify that although the Company is no longer a shell company, it remains a development stage company with limited operations rather than a fully functional operating business.

As a result of the resignation of Hatfield and the withdrawal of its audit opinion with respect to the Company’s 2009 financial statements, CVW&B will review the Company’s Form 10-Q for the fiscal quarter ended March 31, 2010 filed with the SEC on May 17, 2010 and the Company’s Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on April 12, 2010, and will audit the 2009 financial statements to be included in an amended Form 10-K for 2009.

During the Company’s two most recent fiscal years, and in the subsequent interim period though July 13, 2010, neither the Company nor anyone on its behalf consulted with CVW&B regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and CVW&B did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

ITEM 4.02	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM AUDIT REPORT.

The required disclosures for Item 4.02  are hereby incorporated by references from Item 4.01 of this Current Report on Form 8-K.

On July 15, 2010, the board of directors of the Company determined that (1) based on the withdrawal of Hatfield’s audit opinion with respect to the Company’s financial statements for the year ended December 31, 2009 and the proposed changes to such financial statements, the financial statements could no longer be relied upon and (2) based on the proposed changes to the financial statements for the quarter ended March 31, 2010 such financial statements could no longer be relied upon.  Prior to the filing of this Current Report on Form 8-K, Jeff Hanks, the Chief Financial Officer of  the Company discussed the above referenced matters with CVW&B.

The Company intends to  revise its prior financial statements, and file an amended Annual Report on Form 10-K for the year ended December 31, 2009, and an amended Quarterly Report on Form 10-Q for the period ended March 31, 2010 to incorporate the changes discussed in Item 4.01 above as soon as practicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Holdings, Inc.

By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer and President

Dated:  July 16, 2010